Exhibit 3.59

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

HEALTHINFUSION, INC.

1. The name of the corporation is HEALTHINFUSION, INC.

2. The address of its registered office in the State of Florida is 1200 S. Pine Island Road, Plantation, Florida 33324. The name of the registered agent at such address is The CT Corporation System.

3. The mailing address of the corporation is 5200 Blue Lagoon Drive, Suite 200, Miami, Florida 33126.

4. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act of the State of Florida.

5. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of common stock, $1.00 par value per share.

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

8. Meetings of shareholders may be held within or without the State of Florida, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the bylaws) outside the State of Florida at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon the stockholders herein are granted subject to this reservation.

10. The corporation shall, to the fullest extent to which it is empowered to do so by the Florida Business Corporation Act of the State of Florida or any other applicable laws, as they may from time to time be in effect, indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts incurred by him in connection with such action, suit or proceeding.

HEALTHINFUSION, INC.

By:	/s/ Miles E. Gilman
Name: Miles E. Gilman Title: President

PLEASE READ ALL INSTRUCTIONS BEFORE COMPLETING THIS FORM

CORPORATION

REINSTATEMENT [GRAPHICS APPEARS HERE] FLORIDA DEPARTMENT OF STATE

Secretary of State

DIVISION OF CORPORATIONS

DOCUMENT # L38116 .

1.Corporation Name

Health infusion,Inc.

2. Principal Office Address-No P.O.Box#

1675 Broadway

3. Mailing Office Address

1675 Broadway

Suite,Apt #etc.

Suite 900

Suite,Apt#etc.

Suite 900

4. Date Incorporated or Qualified To Do Business in Florida 12/22/1989

City & State

Denver,CO

City & State

Denver,CO

5. FEI Number

Not Applicable

Zip 80202 Country USA Zip 80202 Country USA

7. Name and Address of Current Registered Agent

The reinstatement fee is imposed, except in circumstances which the entity did not receive the prior notices. By checking this box, you are certifying the prior notices were not received and requesting the reinstatement fee be waived.

Name Corporation Service Company Street Address(P.O. Box Number is Not Acceptable) 1201 Hays Street

Suite, Apt #, Etc.

City

Tallahassee

State

FL

Zip Code

32301

8. I, being appointed the registered agent of the above named corporation, am familiar with and accept the obligations of section 607.0505 or 617.0505. F.S.

Signature of

Registered Agent [GRAPHIC APPEARS HERE] Jeanine Reynolds

as its agent Date 10/17/2008

REGISTERED AGENT MUST SIGN

9. Names and Street Addresses of Each Officer and/or Director(Florida nonprofit corporations must

Liar at least 3 directors)

Titles

Name of Officers and/or Directors

Street Address of Each Officers and/or Director

City/State/Zip

Dir.

Robert T. Allen

1675 Broadway, Suite 900

Denver, CO 80202

Dir.

Vito Ponzio, Jr.

1675 Broadway, Suite 900

Denver, CO 80202

10. I certify that I am an officer or director or the receiver or trustee empowered to execute this application as provided for inchapter 607 or 617, F.S. I further certify that when filing this reinstatement application, the reason for dissolution has been eliminated, the corporate name satisfies the requirements of section 607.0401 or 617.0401,F.S. that all fees owned by the corporation have been paid and the names of individuals listed on this form do not qualify for an exemption contained in

Chapter 119. F.S. The information indicated on this application is true and accurate, and my signature shall have the same legal effect as if made under oath.

SIGNATURE: [GRAPHIC APPEARS HERE] Vito Ponzio, Jr. 10/17/208 303-292-4973

SIGNATURE AND TYPE FOR PRINTED NAME OF SIGNING OFFICER OR DIRECTOR Date Daytime Phone #

Florida Department of State

Division of Corporations

Public Access System

Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H08000238944 3)))

Graphics appears here

Note: DO NOT hit the REFRESH/RELOAD button on your browser from this page. Doing so will generate another cover sheet.

To:

Division of Corporations

Fax Number : (850)617-6384

From:

Account Name : CORPORATION SERVICE COMPANY

Account Number : I20000000195

Phone : (850)521-1000

Fax Number : (850)558-1575

CORPORATION REINSTATEMENT

HEALTHINFUSION, INC.

Certificate of Status

1

Certified Copy

0

Page Count

02

Estimated Charge

$758.75

Electronic Filing Menu Corporate Filing Menu Help

https://efile.sunbiz.org/scripts/efilcovr.exe 10/20/2008